Exhibit 99.1

ENDRA Life Sciences Provides Business Update and Reports First Quarter 2020 Financial Results

ANN ARBOR, MI / ACCESSWIRE / May 14, 2020 / ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ:NDRA), the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), today provided a business update and reported first quarter 2020 financial results.

"I could not be more pleased with the progress we've made during these challenging times to keep the company on track to receive critical regulatory approvals and advance commercialization activities on schedule in Europe and the United States," said Francois Michelon, Chairman and Chief Executive Officer. "The receipt of the CE Mark for our TAEUS liver system ahead of schedule in the first quarter positions the company to be one of the first to start positively impacting the lives of more than one billion people globally affected by Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), where there is an acute need for a practical tool to assess and monitor liver fat before it progresses to fibrosis, cirrhosis and cancer."

Q1 2020 and Recent Business Highlights

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Received CE Mark Approval for TAEUS FLIP (Fatty Liver Imaging Probe) System targeting NAFLD and NASH.

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Renewed collaboration agreement with the GE Healthcare unit of General Electric Company, extending the agreement's term to January 2021.

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Increased intellectual property portfolio to 68 assets defined, filed, issued and licensed patents and pending patent applications, including a key patent to expand into a future clinical market - monitoring tissue temperature during thermal ablation and cryotherapy procedures, for which there are also currently no practical clinical tools.

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Expanded Scientific Advisory Board with the addition of Raza Malik, M.D., Director of Hepatology and Associate Chief of the Division of Gastroenterology at Tufts Medical Center in Boston.

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Remain on track for key milestones to establish clinical evaluation reference sites and initiate sales in Europe in the second half of 2020, as well as to submit a 510(k) regulatory package to the Food and Drug Administration (FDA) in the second quarter of 2020.

Financial Results for Q1, 2020

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Operating expenses increased to $3.1 million in the first quarter of 2020, up from $2.7 million in the first quarter of 2019. The increase in operating expenses was primarily due to employment related costs including non-cash expenses for stock compensation, costs associated with being a publicly traded company including investor relations, and increased costs for insurance.

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Net loss in Q1 2020 totaled $3.3 million, or ($0.29) per basic and diluted share, as compared to a net loss of $2.7 million, or ($0.37) per basic and diluted share in Q1 2019.

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Cash at March 31, 2020 totaled $3.1 million, as compared to $6.2 million at December 31, 2019, with no long-term debt outstanding.

Conference Call and Webcast Access

Management will host a conference call and webcast today at 4:30 p.m. ET to discuss the results and provide an update on recent corporate developments.

Dial-in Number

U.S./Canada Dial-in Number: 844-369-8774
International Dial-in Number: 862-298-0844
Replay Dial-in Number: 877-481-4010
Replay International Dial-in Number: 919-882-2331
Replay Passcode: 34662

A telephone replay will be available May 14, 2020 through 4:30 p.m. ET on May 21, 2020.

A live audio webcast will be available through the Events and Presentations page of the Investors section of the company's website at www.endrainc.com. A replay of the webcast will be available on the website for 90 days.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences Inc. is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), a ground-breaking technology that mirrors some applications similar to CT or MRI, but at 50X lower cost, at the point of patient care. TAEUS is designed to work in concert with one million ultrasound systems in global use today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor NAFLD and NASH, chronic liver conditions that affect over 1 billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures.www.endrainc.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, estimates of the timing of future events and achievements, such as the expectations regarding milestones and future sales; the timing of; making our 510(k) submission with the FDA and commercializing the TAEUS device; and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media Relations Contact:

Denise DiMeglio
(610) 228-2102
denise@gregoryfca.com

Investor Relations Contact:

Joe Hassett
(484) 686-6600
joeh@gregoryfca.com

ENDRA Life Sciences Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
Assets	2020	2019
Assets	(unaudited)
Cash	$3,102,728	$6,174,207
Prepaid expenses	373,254	116,749
Inventory	174,935	113,442
Other current assets	121,951	130,701
Total Current Assets	3,772,868	6,535,099
Other Assets
Fixed assets, net	237,015	236,251
Right of use assets	389,004	404,919
Total Assets	$4,398,887	$7,176,269

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,444,035	$1,708,525
Convertible notes payable, net of discount	38,402	298,069
Lease liabilities, current portion	68,608	66,193
Total Current Liabilities	1,551,045	2,072,787

Long Term Debt
Lease liabilities	325,804	342,812
Total Long Term Debt	325,804	342,812

Total Liabilities	1,876,849	2,415,599

Stockholders’ Equity
Preferred stock series A, $0.0001 par value; 10,000 shares authorized; 2,441.92 shares issued and outstanding	1	1
Preferred stock series B, $0.0001 par value; 1,000 shares authorized; 121.58 shares issued and outstanding	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 13,553,005 and 8,421,401shares issued and outstanding	1,355	842
Additional paid in capital	50,982,080	49,933,736
Stock payable	78,836	43,528
Accumulated deficit	(48,540,234)	(45,217,437)
Total Stockholders’ Equity	2,522,038	4,760,670
Total Liabilities and Stockholders’ Equity	$4,398,887	$7,176,269

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2020	2019
Operating Expenses
Research and development	$1,518,146	$1,773,498
Sales and marketing	114,955	56,818
General and administrative	1,467,745	916,903
Total operating expenses	3,100,846	2,747,219

Operating loss	(3,100,846)	(2,747,219)

Other Expenses
Amortization of debt discount	(228,568)	-
Other income (expense)	6,617	(1,517)
Total other expenses	(221,951)	(1,517)

Loss from operations before income taxes	(3,322,797)	(2,748,736)

Provision for income taxes	-	-

Net Loss	$(3,322,797)	$(2,748,736)

Net loss per share – basic and diluted	$(0.29)	$(0.37)

Weighted average common shares – basic and diluted	11,508,843	7,422,642

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(3,322,797)	$(2,748,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,586	19,632
Common stock, options and warrants issued for services	511,080	302,268
Amortization of debt discount	228,568	-
Amortization of right of use assets	15,915	-
Stock payable for investor relations	40,000	-
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(256,505)	40,354
Decrease in lease liability	(14,593)	-
Increase in inventory	(61,493)	(14,831)
Increase in other asset	8,750	-
Increase in accounts payable and accrued liabilities	(256,878)	(139,349)
Net cash used in operating activities	(3,088,367)	(2,540,662)

Cash Flows from Investing Activities
Purchases of fixed assets	(22,350)	(5,239)
Net cash used in investing activities	(22,350)	(5,239)

Cash Flows from Financing Activities
Proceeds from warrant exercise	39,238	-
Net cash provided by financing activities	39,238	-

Net decrease in cash	(3,071,479)	(2,545,901)

Cash, beginning of period	6,174,207	6,471,375

Cash, end of period	$3,102,728	$3,925,474

Supplemental disclosures of cash items
Interest paid	$1,920	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Conversion of convertible notes and accrued interest	$493,814	$-
Conversion of Series A Convertible Preferred Stock	$(452)	$-
Conversion of Series B Convertible Preferred Stock	$(23)	$-
Stock dividend payable	$34,066	$-
Right of use asset	$389,004	$-
Lease liability	$394,412	$-